Exhibit 99.1




Unitrin Estimates Isabel - Related Losses.

Chicago, IL - September 30, 2003 (BW) - Unitrin, Inc. (NYSE:UTR) announced today that it estimates its catastrophe losses related to Hurricane Isabel to be approximately $6 million after-tax, or $0.09 per share. Unitrin plans to release its full results for the third quarter on or about October 22, 2003.

This press release contains forward-looking statements. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those contemplated in such statements. No assurances can be given that the results contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Unitrin assumes no obligation to release publicly any revisions to any forward-looking statements as a result of events or developments subsequent to the date of this press release.

Unitrin's subsidiaries are engaged in three businesses: property and casualty insurance, life and health insurance, and consumer finance. Additional information about Unitrin is available on its website (www.unitrin.com).



Contact:

Unitrin, Inc.
Edward J. Konar
(312) 661-4930
Investor.relations@unitrin.com